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                                                    EMPLOYMENT AGREEMENT



      This Agreement was entered on 10/31/97 by and between:

      1.The Hartcourt Companies, a Utah corporation, NASDAQ BB Symbol: HRCT, located at 19104 S.
        Norwalk BI, Artesia, CA. 90701 USA, herein after referred to as "HARTCOURT"; and

      2.Mr. Alan V. Phan , an individual, US citizen, resides at 4141 Ball Road # 156 Cypress, CA. 90630 USA, herein after referred to as "PHAN".

      WHEREAS:

      Hartcourt agreed to employ Phan; and Phan accepted employment with Hartcourt, under the following terms and conditions:

      1.Term: The term of this Agreement is five (5) years,  starting on January
        1, 1997 through December 31, 2001. The term will be automatically extended for an additional term of three (3) years, unless Hartcourt or Phan gives written notice to the other party at least 90 days before expiration of the term.

      2.Position: Hartcourt shall employ Phan as the company's President and Chief Executive Officer, to perform when and where necessary such duties related to the overall operation of Hartcourt, and as assigned by the Board of Directors. Phan will devote his best efforts in and to the faithful performance of his duties to the exclusion of all other employment.

      3.Compensation:

               a. In consideration of the services to be rendered by Phan and for his duties as assigned by the
                       Board of Directors, Hartcourt shall pay Phan a annual base salary as follows:

                          -For the year ending 12/31/1997         $175,000.
                          -For the year ending 12/31/1998         $200,000.
                          -For the year ending 12/31/1999         $225,000.
                          -For the year ending 12/31/2000         $250,000.
                          -For the year ending 12/31/2001         $250,000.

                       Payments will be made in equal monthly installments. In the event Hartcourt does not have sufficient cash flow to make above payments, Phan will accept Hartcourt's common restricted shares for the same amount. Share price will be calculated at 50% of market trading bid price on January 1st of the year of the employment.

               b. Phan will be entitled to reimbursement for all reasonable expenses incurred by him in connection with the performance of his duties, upon presentation of expense reports per Hartcourt's usual procedure. Such expenses shall not exceed $1,000. per month without the authorization of the
                       Board.


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               c.      Phan will be entitled to participate and receive standard
                       benefits  as  other   Hartcourt   employees   in  similar
                       position, and in accordance with the benefit plans or programs set forth by the Board, now or in the future. These plans will include a medical insurance plan.

               d. An automotive allowance up to $600. per month will be granted to Phan.

      4.Termination: Hartcourt may terminate this Agreement upon the occurrence of any of the following events;

               a. Subject to Section 5(a) below, Hartcourt may terminate such employment at any time without good cause upon written notice to Phan;

               b. Such employment shall terminate automatically on the death of Phan;

               c. Hartcourt may terminate such employment immediately upon written notice to Phan for good cause. In such event, Hartcourt shall pay to Phan an amount, equal to three months Base Salary. For purpose of this Agreement, "good cause" shall include the following circumstances:

                       i.       If Phan is convicted of a felony offense;

                       ii. If there is a repeated and demonstrable failure on the part of Phan to perform material duties in a competent manner, and where Phan fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from Hartcourt (three written notices shall be sufficient to establish "repeated and demonstrable failure');

                       iii. If Phan or any member of his family makes any personal profit at Hartcourt's expense without prior written consent of Hartcourt;

                       iv. If Phan disobeys reasonable instructions given by the Board that are not inconsistent with his management position.

               d. Phan may terminate his employment hereunder upon two months prior written notice to
                       Hartcourt.


      5.Payments on Termination; Change of Control:

               a. Upon termination of Phan's employment for any reason, Hartcourt shall pay to Phan, or his estate in case of his death, any accrued unpaid Base Compensation prorated to the effective date of termination.

               b. In addition to above, in the event of termination without good cause; or in case of Phan's death; Hartcourt shall make severance payments equal to and in the same manner as Phan's Base Compensation in effect at such time for the remaining term of this Agreement;

               c. In the event of termination with good cause, Hartcourt shall make a severance payment equal to three months of Base Compensation in effect at such time.



      6.Covenant Not To Compete:

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               Phan agrees that during the term of his employment,  he will not, directly or indirectly, have any ownership interest of five percent or more in a corporation, firm, trust, association or other entity which is in competition with Hartcourt.

      7.     Proprietary Information.

               a. For purposes of this Agreement, "proprietary information" shall mean any information relating to Hartcourt's business that has not previously been publicly released by Hartcourt; and shall include, but not limited to, inventions, computer code, software, notes, written concepts, drawings, designs, plans, proposals, marketing and sales plans, financial information, customer information, and other data, methods concepts, ideas reasonably related to Hartcourt's business.

               b. Phan agrees to regard and preserve as confidential all proprietary information obtained; during or prior to his employment term. Phan will not use these information for his benefit or purpose, nor disclose to others.
               c. Phan agrees not to remove from Hartcourt's premises, except in pursuing his employment duties or by written consent of the Board, any document or object containing proprietary information. Phan recognizes that all such documents or objects, whether developed by him or others, are the exclusive property of Hartcourt. A breach of this provision shall be considered good cause for

      8. Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be delivered by prepaid registered or certified mail, return receipt requested. The address for mail notices shall be same as per first paragraph of this Agreement.

      9.     Governing Law; Entire Agreement:

               This Agreement shall be construed according to the laws of the State of California; and constitutes the entire understanding between the parties, superseding and replacing all prior understandings and agreements. This Agreement cannot be changed, amended or terminated except by written agreement signed by both parties.. If any of the provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

               In witness whereof, the undersigned have duly executed and delivered this Agreement as of the date first written above.



                                                THE HARTCOURT COMPANIES, INC.


                                       By: /s/ Frederic Cohn
                                             Corporate Secretary

                                      ALAN V. PHAN


                                      /s/ Alan V. Phan

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